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                                                                    EXHIBIT 21.1


The following lists all Infinium Software, Inc. subsidiaries:


Name of Subsidiary                                     State of Organization
------------------                                     ---------------------

INFINIUM SOFTWARE EUROPE, INC.                         Massachusetts, United States

INFINIUM CORP.                                         Massachusetts, United States

INFINIUM SOFTWARE ASIA/PACIFIC, INC.                   Massachusetts, United States

CORT DIRECTIONS, INC. dba                              Oregon, United States
INFINIUM SOFTWARE, CORT PAYROLL UNIT

CORT DEVELOPMENT, LLC                                  Oregon, United States

INFINIUM SOFTWARE LIMITED                              Buckinghamshire, United Kingdom

INFINIUM HOLDINGS LIMITED                              Buckinghamshire, United Kingdom

INFINIUM OPEN SYSTEMS LIMITED                          Kent, United Kingdom

INFINIUM SOFTWARE PROPRIETARY LIMITED (1)              Johannesburg, South Africa

INFINIUM INTERNATIONAL, INC.                           United States Virgin Islands

DOMAIN SOFTWARE, B.V. (1)                              Amsterdam
                                                       (Corporate seat)

INFINIUM SOFTWARE ASIA/PACIFIC, INC.                   Malaysia
(Malaysian branch)

INFINIUM BV                                            Gouda, Netherlands

INFINIUM ASP                                           Massachusetts, United States

(1)  Inactive and in the process of being dissolved.